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                                                                    Exhibit 99.3
                            SHAREHOLDERS' AGREEMENT

     This Shareholders' Agreement ("Agreement") is made and entered into as of July 24, 2000, by and among: Clarent Corporation, a Delaware corporation ("Parent"); Cadmium Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); certain owners of the Common Stock of Peak Software Solutions, Inc., a Colorado corporation (the "Company") identified on Exhibit A (the "Non-Designated Shareholders"); certain other owners of the Company's Common Stock identified on Exhibit B (the "Designated Shareholders" and, together with the Non-Designated Shareholders, the "Company Shareholders") with respect to Sections 2, 3, 4 and 6 hereof; Larry Schwartz (the "Shareholders' Agent") with respect to certain sections hereof; and Larry Schwartz (the "Purchaser Representative") with respect to certain sections hereof. Certain capitalized terms used in this Agreement are defined in Exhibit C or in that certain Agreement and Plan of Merger and Reorganization of even date herewith by and among Parent, Merger Sub, the Company, the Designated Shareholders and the Shareholders' Agent (the "Reorganization Agreement").

                                   Recitals

      A. Pursuant to the Reorganization Agreement attached hereto as Exhibit D, Parent, Merger Sub and the Company intend to effect a merger of the Company with and into Merger Sub in accordance with the Reorganization Agreement, the Delaware General Corporation Law and the Colorado Business Corporation Act (the "Merger"). Upon consummation of the Merger, the Company will cease to exist, and Merger Sub will remain a wholly-owned subsidiary of Parent (such remaining company is the "Surviving Corporation").

      B. The obligations of Parent and Merger Sub under the Reorganization Agreement are conditioned upon the execution and delivery of this Agreement.

      C. In connection with the consummation of the Merger, the parties desire to enter into this Agreement to grant certain rights to and establish certain responsibilities for the Company Shareholders.

                                   Agreement

     The parties to this Agreement agree as follows:

SECTION 1.  Representations and Warranties of Non-Designated Shareholders

            Each Non-Designated Shareholder severally and not jointly represents and warrants, to and for the benefit of the Indemnitees, as follows:

      1.1 Authorization, etc. Such Non-Designated Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the other Transaction Agreements and to perform his obligations hereunder and thereunder. This Agreement and the other Transaction Agreements have been duly executed and delivered by each Non-Designated Shareholder and constitute a legal, valid and binding obligations of each Non-Designated Shareholder, enforceable against each Non-Designated Shareholder in

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accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     1.2  No Conflicts or Consents.

          (a) The execution and delivery of this Agreement and the other Transaction Agreements by each Non-Designated Shareholder do not, and the performance of this Agreement and the other Transaction Agreements by each Non-Designated Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Non-Designated Shareholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Company Common Stock pursuant to any contract to which such Non-Designated Shareholder is a party or by which such Non-Designated Shareholder or any of his affiliates or properties is or may be bound or affected.

          (b) The execution and delivery of this Agreement and the other Transaction Agreements by each Non-Designated Shareholder do not, and the performance of this Agreement and the other Transaction Agreements by each such Non-Designated Shareholder will not, require any consent or approval of any Person.

     1.3 Title to Securities. Each Non-Designated Shareholder (a) holds of record (free and clear of any Encumbrances, as defined in the Reorganization Agreement) the number of outstanding shares of Company Common Stock set forth on such Non-Designated Shareholder's Certificate, a form of which is attached as Exhibit E hereof; (b) holds no other options, warrants and other rights to acquire shares of Company Common Stock; and (c) does not directly or indirectly own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

     1.4  Investment Representations.

          (a) Each Non-Designated Shareholder understands that the Parent Common Stock and the Escrowed Consideration have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Each Non-Designated Shareholder also understands that the Parent Common Stock and the Escrowed Consideration are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the Non-Designated Shareholders contained in this Agreement. Each Non-Designated Shareholder hereby severally represents and warrants as follows:

               (i) Such Non-Designated Shareholder, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters so that he is capable of evaluating the merits and risks of such Non-Designated Shareholder's investment in Parent and has the capacity to protect his own interests. Each Non-Designated Shareholder who needs a purchaser representative to assist such Non-Designated Shareholder in

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evaluating the merits and risks of the investment in Parent has appointed such a purchaser representative.

               (ii) Such Non-Designated Shareholder must bear the economic risk of this investment indefinitely unless the Parent Common Stock and the Escrowed Consideration are registered pursuant to the Securities Act, or an exemption from registration is available. Such Non-Designated Shareholder understands that Parent has no present intention of registering the Parent Common Stock, the Escrowed Consideration or any shares of its Common Stock. Such Non-Designated Shareholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Non-Designated Shareholder to transfer all or any portion of the Parent Common Stock or the Escrowed Consideration under the circumstances, in the amounts or at the times such Non-Designated Shareholder might propose.

               (iii) Such Non-Designated Shareholder is acquiring the Parent Common Stock and the Escrowed Consideration for his own account for investment only, and not with a view towards their distribution.

               (iv) Such Non-Designated Shareholder represents that by reason of his respective business or financial experience, either alone or with his purchaser representative, he has the capacity to protect his own interests in connection with the Merger. Further, such Non-Designated Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

               (v) Such Non-Designated Shareholder has had an opportunity to discuss Parent's business, management and financial affairs with certain officers and members of management of Parent. Such Non-Designated Shareholder has had the opportunity to ask questions of and receive answers from the Parent and its management regarding the terms and conditions of this investment. Such Non-Designated Shareholder acknowledges that he has received the information listed in Rule 502(b)(2) promulgated under the Securities Act a reasonable time before the Effective Time.

               (vi) Such Non-Designated Shareholder acknowledges and agrees that the Parent Common Stock and Escrowed Consideration must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Non-Designated Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Parent, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

               (vii) Such Non-Designated Shareholder resides in the state of Colorado.

          (b)  Legends.

               (i) Each certificate representing Parent Common Stock or Escrowed Consideration shall (unless otherwise permitted by the provisions of this Agreement) be stamped

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or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

           THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               (ii) Parent shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to Parent) reasonably acceptable to Parent to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (iii) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by Parent of an order of the appropriate blue sky authority authorizing such removal.

     1.5 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement.

SECTION 2. Piggyback Registration Rights.

     2.1 Piggyback Registrations. Parent shall notify all Holders of Registrable Securities hereunder in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of Parent (excluding any registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from Parent, so notify Parent in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

           (a) Underwriting. If the registration statement under which Parent gives notice under this Section 2.1 is for an underwritten offering, Parent shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder's participation in

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such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to Parent; second, to stockholders of Parent other than Holders who own shares with accompanying registration rights; third, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and fourth, to any other stockholders of Parent on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Parent and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

          (b) Right to Terminate Registration. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Parent in accordance with Section
2.2 hereof.

     2.2 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section
2.1 shall be borne by Parent. All underwriting discounts and selling commissions applicable to the sale incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the number of shares so registered.

     2.3 Obligations of Parent. Whenever effecting the registration of any Registrable Securities, Parent shall, as expeditiously as reasonably possible:

          (a) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (b) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

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          (c)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (d) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Parent will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (e) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

     2.4 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect one year after the Closing Date.

     2.5  Delay of Registration; Furnishing Information.

          (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          (b) It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Section 2 that the selling Holders shall furnish to Parent such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.1:

          (a) To the extent permitted by law, Parent will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims,

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damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Parent: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless Parent, each of its directors, its officers and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Holder. Notwithstanding anything contained in any other of the Transaction Agreements, the limits, caps or restrictions on indemnification in this Section 2 shall be the only limits, caps or restrictions on indemnification for the subject matter covered in this Section 2.

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          (c)  Promptly after receipt by an indemnified party under this Section
2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

          (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e) The obligations of Parent and Holders under this Section 2.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.7 Assignment of Registration Rights. The rights to include securities in any registration statement pursuant to Section 2.1 may be assigned by a Holder to a transferee or assignee of Registrable Securities, provided that (a) such transferee or assignee acquires at least (x) all the Registrable Securities issued to such Holder pursuant to Section 1.5 of the Reorganization Agreement or transferred to such Holder in compliance with this Section 2.7 or (y) 25,000 shares of Registrable Securities (as adjusted for stock splits, reverse stock splits,

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recapitalizations, etc.) and (b) such transferee or assignee is either (x) a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of such Holder or (y) such Holder's family member or trust for the benefit of such individual Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to Parent written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

     2.8   "Market Stand-Off" Agreement; Agreement to Furnish Information.

           (a) Market Stand-Off. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Parent Common Stock (or other securities) held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Parent Common Stock (or other securities) of Parent not to exceed one hundred eighty (180) days following the effective date of a registration statement of Parent filed under the Securities Act. Parent may impose stop-transfer instructions with respect to the shares of Parent Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

           (b) Other Agreements. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by Parent or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by Parent or the representative of the underwriters of Parent Common Stock (or other securities) of Parent, each Holder shall provide, within ten (10) days of such request, such information as may be required by Parent or such representative in connection with the completion of any public offering of Parent's securities pursuant to a registration statement filed under the Securities Act that will include Registrable Securities. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.8. The underwriters of Parent's stock are intended third party beneficiaries of this Section 2.8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. This Section 2.8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or a similar form that may be promulgated in the future.

     2.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Parent agrees to use its best efforts to file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act.

SECTION 3. Waiver of Dissenter Rights

           Each Company Shareholder hereby consents to the Merger and irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights, including without limitation rights under Article 113 of the CBCA, relating to the Merger or any related transaction that

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Shareholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Shareholder.

Section 4.  Indemnification by Non-Designated Shareholders, Etc.

       4.1  Survival of Representations, Etc.

            (a) The representations and warranties made by the Company, the Designated Shareholders and the Non-Designated Shareholders in this Agreement and the other Transaction Agreements and the representations and warranties set forth in the Designated Shareholders' Closing Certificates (as defined in the Reorganization Agreement), the Non-Designated Shareholder's Certificates and the Company Shareholder's Certificate (as defined in the Escrow Agreement) shall survive the Closing and shall expire on the second anniversary of the Closing Date (the "Termination Date"); provided, however, that if, at any time prior to the Termination Date, any Indemnitee (acting in good faith) delivers to the Shareholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company, any of the Designated Shareholders or any of the Non-Designated Shareholders or set forth in the Company Closing Certificate, the Designated Shareholders' Closing Certificates, the Non-Designated Shareholder's Certificates or the Company Shareholder's Certificate (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 4.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date, until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease.

            (b) The representations, warranties, covenants and obligations of the Company, the Designated Shareholders and the Non-Designated Shareholders, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

            (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company and the Designated Shareholders in the Reorganization Agreement.

       4.2  Indemnification by Non-Designated Shareholders.

            (a) From and after the Effective Time (but subject to Section 4.1(a)), the Non-Designated Shareholders, jointly and severally (but subject to the individual liability limitations set forth in Section 4.1(a) herein), shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of (or allegation of any inaccuracy in or breach of) any representation or warranty of the Company as set forth in the Reorganization

Agreement or in the Company Closing Certificate, as set forth in the Reorganization Agreement, (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); (ii) any breach of (or allegation of any breach of) any covenant or obligation of the Company in the Reorganization Agreement or of any of the Designated Shareholders or any of the Non-Designated Shareholders in the Transaction Agreements; or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 4).

          (b) From and after the Effective Time (but subject to Section 4.1(a)), the Non-Designated Shareholders, severally and not jointly (and subject to the individual liability limitations set forth in Section 4.3(a) herein), shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of (or allegation of any inaccuracy in or breach of) any representation or warranty of each Non-Designated Shareholder in the Transaction Agreements or in such Non-Designated Shareholder's Company Shareholder's Certificate or Non-Designated Shareholder's Certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); or (ii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 4).

          (c) The Non-Designated Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

          (d) For the purposes of this Section 4, Parent agrees that receivables of the Company will be considered to be uncollected if not collected within one hundred eighty (180) days after their due date.

     4.3  Limit on Indemnification.

          (a) The aggregate indemnification obligations of the Designated Shareholders under the Reorganization Agreement and the Non-Designated Shareholders pursuant to Section 4 of this Agreement shall not exceed the Aggregate Escrowed Consideration (the "Indemnification Cap"). In addition, the aggregate liability of each Non-Designated Shareholder under this Section 4 shall not exceed his pro rata portion of the Aggregate Escrowed Consideration (except in the event of fraud or intentional misconduct).

          (b) The Non-Designated Shareholders shall not be liable to any Indemnitee for any Damages that are indemnifiable pursuant to Section 4.2 until the aggregate amount of Damages claimed by all Indemnitees under this Agreement or the Reorganization Agreement exceeds $600,000 (the "Threshold Amount"), after which the Indemnitees may recover any Damages that exceed the Threshold Amount. No Indemnitee shall be entitled to make a claim against a Non-Designated Shareholder under Section 4.2 unless the Damages resulting from any individual claim or series of related claims exceeds $1,000 (the "Minimum Indemnification Amount"), provided that claims that are less than the Minimum Indemnification Amount will be considered in determining whether the Threshold Amount has been met.

          (c) Indemnitees acknowledge that their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated hereby (other than claims in respect of fraud or intentional misconduct) shall be pursuant to the indemnification provisions set forth in this Section 4. Any indemnification claims shall be satisfied solely from the Escrow Fund (as defined in the Escrow Agreement), and the Designated Shareholders shall have no liability other than the potential recovery by Indemnitees of such Designated Shareholder's pro rata portion of the Escrow Fund (except in the event of fraud or intentional misconduct).

     4.4 No Contribution. Each Non-Designated Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Company Closing Certificate.

     4.5 Insurance, Etc. In the event that any Damages for which any Non-Designated Shareholder is liable and for which any Indemnitee receives payment pursuant to this Section 4 are subsequently reduced by any insurance payment, then such Indemnitee shall remit the amount of such reduction to such Non-Designated Shareholder. Parent shall use commercially reasonable efforts to pursue claims under appropriate insurance policies to offset any Damages for which Non-Designated Shareholders otherwise would be liable under this Section 4.

     4.6 Interest. Any Non-Designated Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 4 with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which the Shareholders' Agent first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Non-Designated Shareholder to such Indemnitee is fully satisfied by such Non-Designated Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

     4.7 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Non-Designated Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this
Section 4:

          (a) Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own with counsel selected by Parent. If Parent so proceeds with the defense of any such claim or Legal
Proceeding:

              (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding (whether or not incurred by Parent) shall be borne and paid exclusively by the Designated Shareholders;

              (ii) each Non-Designated Shareholder shall make available to Parent any documents and materials in his possession or control that Parent determines may be necessary or useful in connection with the defense of such claim or Legal Proceeding; and

              (iii) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders' Agent (as defined in Section 6.1); provided, however, that such consent shall not be unreasonably withheld.

          (b) If Parent does not elect to proceed with the defense of such claim or Legal Proceeding on its own, it may designate the Shareholders' Agent to assume the defense of any such claim or Legal Proceeding, in which case:

              (i) The Shareholders' Agent shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel satisfactory to Parent.

              (ii) the Shareholders' Agent shall keep Parent informed of all material developments and events relating to such claim or Legal Proceeding;

              (iii) Parent shall have the right to participate in the defense of such claim or Legal Proceeding;

              (iv) the Shareholders' Agent shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of Parent; and

              (v) Parent may at any time (notwithstanding the prior designation of the Shareholders' Agent to assume the defense of such claim or Legal Proceeding) assume the defense of such claim or Legal Proceeding with counsel selected by Parent in which case the provisions of Section 4.8(a) shall apply.

          (c) Parent shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Shareholders' Agent shall not limit any of the obligations of the Non-Designed Shareholders under this Section 4 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     4.8 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

Section 5.  Purchaser Representative.

       5.1 Appointment of Purchaser Representative. Each Non-Designated Shareholder hereby retains Larry Schwartz (the "Purchaser Representative") to act as such Non-Designated Shareholder's purchaser representative (as such term is defined in Rule 501(h) of the Rules and Regulations promulgated under the Securities Act) in connection with evaluating the merits and risks of the Merger, including his exchange of Company Common Stock for Parent Common Stock, and the Purchaser Representative hereby agrees to act as such Designated Shareholder's purchaser representative for such purpose. Each Non-Designated Shareholder acknowledges and agrees that Parent will rely on the foregoing for purposes of confirming the availability of an exemption from the registration requirements of the Securities Act.

       5.2 Representations and Warranties of the Purchaser Representative. The Purchaser Representative hereby represents and warrants, to and for the benefit of the Non-Designated Shareholders and Parent, as follows:

            (a) The Purchaser Representative meets the requirements to be a "purchaser representative" as set forth in Rule 501(h) promulgated under the Securities Act.

            (b) The Purchaser Representative is not an affiliate, director, officer or other employee of Parent or the beneficial owner of 10% or more of any class of equity securities or 10% or more of the equity interest in Parent.

            (c) The Purchaser Representative has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Non-Designated Shareholders' participation in the Merger.

            (d) The Purchaser Representative agrees to disclose to the Non-Designated Shareholders in writing any material relationship between himself and Parent that has existed during the 2 previous years, and any compensation to be received as a result of such relationship.

            (e) The Purchaser Representative has not, during the past ten (10) years, (i) been convicted, indicted or investigated in connection with any past or present criminal proceeding (excluding traffic violations or other minor offenses), or (ii) been the subject of any order, judgment or decree of any court of competent jurisdiction permanently or temporarily enjoining any of them from acting as an investment advisor, underwriter, broker or dealer in securities or as an affiliated person, director or employee of an investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, or (iii) been the subject of any order of a federal or state authority barring or suspending for more than sixty (60) days any of their rights to be engaged in any such activity, or to be associated with persons engaged in any such activity, which order has not been reversed or suspended.

       5.3  Payment; Indemnification.

            (a) The Purchaser Representative agrees that there will be no fee for his services. The Non-Designated Shareholders agree to reimburse actual documented expenses incurred by the Purchaser Representative in connection with his activities under this Agreement.

            (b) As a material inducement to the Purchaser Representative's agreement to act as purchaser representative for the Non-Designated Shareholders, each Non-Designated Shareholder hereby waives and releases Purchaser Representative from, and agrees not to assert against the Purchaser Representative, any claims, liabilities, actions, suits or proceedings arising from or in connection with the Purchaser Representative's acting as purchaser representative pursuant to this Section 5, provided, that such waiver, release and agreement shall not apply to the extent that any such claim, liability, action, suit or proceeding arises as a result of the Purchaser Representative's bad faith or gross negligence.

Section 6.  Miscellaneous Provisions

       6.1 Shareholders' Agent. The Non-Designated Shareholders hereby irrevocably appoint Larry Schwartz, who also shall have been appointed as the Designated Shareholders' Agent pursuant to Section 8.1 of the Reorganization Agreement, as their agent for purposes of Section 4 hereof (the "Shareholders' Agent"), and Larry Schwartz hereby accepts his appointment as the Shareholders' Agent. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 4 hereof, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Non-Designated Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Non-Designated Shareholder by the Shareholders' Agent, as fully binding upon such Non-Designated Shareholder. In the event of death, disability, incompetency or resignation of the original Shareholders' Agent, the Non-Designated Shareholders shall, within thirty (30) days after notice from Parent, by a majority-in-interest designate another successor Shareholders' Agent or agents, as the case may be (the "Successor Shareholders' Agent") who shall have all of the rights, powers and authority conferred to the Shareholders' Agent pursuant to this Agreement and who shall have been appointed Shareholders' Agent pursuant to Section 8.1 of the Reorganization Agreement. Notwithstanding the foregoing, if the Non-Designated Shareholders fail to designate such Shareholders' Agent(s) within such thirty (30) day period, Parent shall be entitled to designate the Successor Shareholders' Agent for and on behalf of all of the Non-Designated Shareholders, which Person shall be independent of Parent or its Affiliates or subsidiaries (except that Parent may pay the fees charged and expenses incurred by such Person in the event the Company Shareholders fail to perform the obligations set forth in Section 11(a) of the Escrow Agreement and such amounts shall be added as recoverable expenses of Parent). If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Non-Designated Shareholders or the Designated Shareholders, as appropriate.

       6.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

       6.3 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     6.4 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Parent:

          Clarent Corporation
          700 Chesapeake Drive
          Redwood City, CA 94063
          Telephone: (650) 306-7511
          Facsimile: (650) 306-7512
          Attention: Chief Executive Officer

          with a copy (which shall not constitute notice) to:

          Cooley Godward LLP
          Five Palo Alto Square
          3000 El Camino Real
          Palo Alto, CA 94306-2155
          Telephone:  (650) 843-5090
          Facsimile:  (650) 849-7400
          Attention:  Deborah J. Ludewig

          if to Merger Sub:

          Cadmium Acquisition Corp.
          700 Chesapeake Drive
          Redwood City, CA 94063
          Telephone: (650) 306-7511
          Facsimile: (650) 306-7512
          Attention: Chief Executive Officer

          with a copy (which shall not constitute notice) to:

          Cooley Godward LLP
          Five Palo Alto Square
          3000 El Camino Real
          Palo Alto, CA 94306-2155
          Telephone:  (650) 843-5090
          Facsimile:  (650) 849-7400
          Attention:  Deborah J. Ludewig
          if to the Shareholders' Agent:

          Larry Schwartz
          7040 S. Oak Court
          Littleton, CO 80127
          Telephone: (303) 904-1671

          with a copy (which shall not constitute notice) to:

          Brobeck, Phleger & Harrison LLP
          370 Interlocken Boulevard, Suite 500
          Broomfield, CO 80021
          Telephone: (303) 410-2014
          Facsimile: (303) 410-2199
          Attention: Richard R. Plumridge

     6.5 Confidentiality. On and at all times after the Closing Date, each Company Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such Company Shareholder's possession that relates to the business of the Company or Parent.

     6.6  Time of the Essence.  Time is of the essence of this Agreement.

     6.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     6.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     6.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     6.10 Successors and Assigns. This Agreement shall be binding upon: the Company Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); Merger Sub and its successors and assigns (if any); the Purchaser Representative and his successors and assigns (if any); and the Shareholders' Agent and his successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company Shareholders (to the extent set forth in Section 2); Parent; Merger Sub; the other Indemnitees (subject to Section 4.8); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 4), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     6.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     6.12 Waiver.

          (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     6.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of (a) Parent; (b) the Designated Shareholders holding in aggregate more than 50% of the Company Common Stock held by all such Designated Shareholders, provided that any amendment duly executed and delivered by the Shareholders' Agent shall be deemed to have been duly executed and delivered by all of the Designated Shareholders; and (c) the Non-Designated Shareholders holding in aggregate more than 50% of the Company Common Stock held by all of the Non-Designated Shareholders, provided that any amendment duly executed and delivered by the Shareholders' Agent shall be deemed to have been duly executed and delivered by all of the Non-Designated Shareholders.

     6.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     6.15 Parties in Interest. Except for the provisions of Section 4, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     6.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement executed on behalf of Parent on and the Company on May 15, 2000 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

     6.17 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]

     The parties hereto have caused this Shareholders' Agreement to be executed and delivered as of the date first set forth above.

                                      Clarent Corporation,

                                       a Delaware corporation

                                      By: /s/ Richard J. Heaps
                                          -------------------------




                                      Cadmium Acquisition Corp.,

                                       a Delaware corporation

                                      By: /s/ Richard J. Heaps
                                          -------------------------


                                      Shareholders' Agent

                                      /s/ Larry Schwartz
                                      -----------------------------
                                      Larry Schwartz


                                      Purchaser Representative

                                      /s/ Larry Schwartz
                                      -----------------------------
                                      Larry Schwartz

                                      Designated Shareholders

                                      /s/ Joni Baker
                                      -----------------------
                                      Joni Baker

                                      /s/ Chris Brazdziunas
                                      -----------------------
                                      Chris Brazdziunas

                                      /s/ Dan Dunning
                                      -----------------------
                                      Dan Dunning

                                      /s/ Karen Goettler
                                      -----------------------
                                      Karen Goettler

                                      /s/ Trent Harmon
                                      -----------------------
                                      Trent Harmon

                                      /s/ Marty Langion
                                      -----------------------
                                      Marty Langion

                                      /s/ Steve Langion
                                      -----------------------
                                      Steve Langion

                                      /s/ Joy Schwartz
                                      -----------------------
                                      Joy Schwartz

                                      /s/ Larry Schwartz
                                      -----------------------
                                      Larry Schwartz

                                    Non-Designated Shareholder

                                    /s/ Michael Bolen
                                    -----------------------
                                    Michael Bolen

                                    /s/ Brian Caylor
                                    -----------------------
                                    Brian Caylor

                                    /s/ Nita Cronin
                                    -----------------------
                                    Nita Cronin

                                    /s/ Jared Dorny
                                    -----------------------
                                    Jared Dorny

                                    /s/ Rand E. Fay
                                    -----------------------
                                    Rand E. Fay

                                    /s/ Harry Gardner
                                    -----------------------
                                    Harry Gardner

                                    /s/ Richard Geesen
                                    -----------------------
                                    Richard Geesen

                                    /s/ Ronnie Gomez
                                    -----------------------
                                    Ronnie Gomez

                                    /s/ John Graham
                                    -----------------------
                                    John Graham

                                    /s/ Shawn Green
                                    -----------------------
                                    Shawn Green

                                    /s/ Garey Hassler
                                    -----------------------
                                    Garey Hassler

                                    /s/ Bruce Kelly
                                    -----------------------
                                    Bruce Kelly

                                    /s/ Mark Mastandrea
                                    -----------------------
                                    Mark Mastandrea

                                    /s/ Joe McGlynn
                                    -----------------------
                                    Joe McGlynn

                                    /s/ Heather Moody
                                    -----------------------
                                    Heather Moody

                                    /s/ Robert Moore
                                    -----------------------
                                    Robert Moore

                                    /s/ Tory Patnoe
                                    -----------------------
                                    Tory Patnoe

                                    /s/ Tim Piper
                                    -----------------------
                                    Tim Piper

                                    /s/ Craig Ridpath
                                    -----------------------
                                    Craig Ridpath

                                    /s/ Joe Rivera
                                    -----------------------
                                    Joe Rivera

                                    /s/ Chuck Roby
                                    -----------------------
                                    Chuck Roby

                                    /s/ Stacia Rylant
                                    -----------------------
                                    Stacia Rylant

                                    /s/ Joe Schell
                                    -----------------------
                                    Joe Schell

                                    /s/ Joe Shields
                                    -----------------------
                                    Joe Shields

                                    /s/ Tom Stacy
                                    --------------
                                    Tom Stacy

                                    /s/ Kurt Stansbury
                                    -----------------------
                                    Kurt Stansbury

                                    /s/ Kevin Stephens
                                    -----------------------
                                    Kevin Stephens

                                    /s/ Douglas Thompson
                                    -----------------------
                                    Douglas Thompson

                                    /s/ Mike Weissman
                                    -----------------------
                                    Mike Weissman

                                    /s/ James Whiteacre
                                    -----------------------
                                    James Whiteacre

                                   Exhibit C

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit C):

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Holder. "Holder" shall mean any Company Shareholder who owns Registrable Securities issued to such Company Shareholder pursuant to Section 1.5 of the Reorganization Agreement or any transferee of such Registrable Securities where such transfer complied with Section 2.7 of this Agreement.

     Indemnitees. "Indemnitees" shall mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Designated Shareholders shall not be deemed to be "Indemnitees."

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding or any informal proceeding), prosecution, hearing, inquiry, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or otherwise involving, any court, tribunal or other Governmental Body or any arbitrator or arbitration panel.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Registrable Securities. "Registrable Securities" shall mean shares of Parent Common Stock issued to Company Shareholders pursuant to Section 1.5 of the Reorganization Agreement, provided that such shares of Parent Common Stock have not been transferred except in compliance with Section 2.7 hereof.

                                      1.

     Registration Expenses. "Registration Expenses" shall mean all expenses incurred by Parent in complying with 2.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Parent, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by Parent).

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

                                      2.